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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated June 19, 1996 (except for the matters described in Note 14, as to which the date is October 2,
1996), June 4, 1996 and June 5, 1996 included in the previously filed Form S-1
of Advanced Health Corporation (Registration Statement File No. 333-     ) and
to all references to persons included in this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
November 26, 1996